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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


          Date of report (Date of earliest event reported): May 10, 2006


                               REIT AMERICAS, INC.
                               -------------------
             (Exact name of registrant as specified in its charter)


             MARYLAND                   33-11863                  86-0576027
             --------                   --------                  ----------
   (State or other jurisdiction        (Commission             (I.R.S. Employer
        of incorporation)             File Number)           Identification No.)


                  2960 N. SWAN RD., SUITE 300, TUCSON, AZ 85712
                  ---------------------------------------------
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (520) 326-2000


                                       N/A
         ----------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
         CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM. 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 10, 2006, REIT Americas, Inc. ("REIT" or the "Company") entered into a Waiver and Release, attached hereto as Exhibit 10.1 (the "Release"), with Jeffrey A. Jonas and Atlantis Capital, Inc. (collectively the "Holder"). The Holder had purchased a $50,000 Note (the "Note") issued in connection with a private placement of notes and common stock purchase warrants. The Release provides for full satisfaction of the Note upon receipt from REIT of payment of the sum of $50,000 plus accrued interest on the date of the Note through the date of the Release. The Holder agreed to release the Company and the placement agent from any and all actions, debts, contracts, judgments, damages, claims and demands, in law or equity, arising from the Holder's participation in the private placement offering and the transaction documents related to that offering, including, but not limited to, the warrant to purchase 50,000 shares of the Company's common stock. The foregoing brief summary of the Release is not intended to be complete and is qualified in its entirety by reference to the document attached hereto.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

         10.1     Waiver and Release dated May 10, 2006





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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       REIT Americas, Inc.


                                       By:   /s/ F. Dale Markham
                                             ---------------------------
Date:   May 15, 2006                         F. Dale Markham
                                             Chairman, President, and Chief
                                             Executive Officer


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                                  EXHIBIT INDEX

10.1     Waiver and Release dated May 10, 2006